Exhibit No.10.71


                                  WAIVER NO. 2

         Reference is made to the Employment Agreement dated as of November 6, 1996 between Seragen, Inc. (the "Company") and the undersigned, as amended by an Amendment No. 1 to Employment Agreement dated as of December 18, 1996 between the Company and the undersigned and as amended by Waiver to Employment Agreement dated as of January 6, 1997 between the Company and the undersigned (together the "Agreement"). Pursuant to Section 3.6 (viii) of the Agreement, the Company agreed to grant Dr. Nichols certain additional options upon the occurrence of certain events.

         The undersigned hereby waives with respect to the Agreement the Company's obligation to grant the additional options immediately upon the occurrence of such events and agrees that the Company may grant such additional options based on the number of shares of Common Stock outstanding on a Fully Diluted Basis on the last day of each calendar quarter.

         Except as expressly waived herein, all other obligations of the Company contained in the Agreement shall remain in full force and in effect.

         EXECUTED as of the 31st day of January, 1997.



                                             /s/ Jean C. Nichols, Ph.D.
                                             -------------------------------
                                                 Jean C. Nichols, Ph.D.

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